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                                        Exhibit 15



                                 Accountants' Acknowledgement


First Brands Corporation
83 Wooster Heights Road
Danbury, CT  06813-1911

Ladies and Gentlemen:

       RE: FORM S-8 REGISTRATION STATEMENTS NO. 33-35770 AND NO. 33-56992

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our reports dated November 1, 1994, February 2, 1995 and May 2, 1995 related to our reviews of interim financial information.

Pursuant to Rule 436 (c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                  Very truly yours,

                                  /s/ KPMG Peat Marwick LLP

                                  KPMG Peat Marwick LLP



New York, New York
May 2, 1995

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